EXHIBIT 10.2
                                                                    ------------


                         COMMON STOCK PURCHASE AGREEMENT

               THIS COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT"), made this 13 day of March, 2002, between Quanta Services, Inc., a Delaware corporation (the "SELLER") and Wachovia Bank, N.A., a national banking association, not in its individual or corporate capacity, but solely in its capacity as trustee (the "TRUSTEE") of the Quanta Services, Inc. Stock Employee Compensation Trust (the "TRUST", which is hereinafter sometimes referred to as the "PURCHASER") under a trust agreement between the Seller and the Trustee dated as of March 13, 2002 (the "TRUST AGREEMENT").

                              W I T N E S S E T H:

               WHEREAS, as contemplated by the Trust Agreement, the Purchaser is to purchase from the Seller, and the Seller is to sell to the Purchaser, eight million (8,000,000) shares of the Seller's Common Stock, par value $0.00001 per share (the "COMMON SHARES"), of which 986,000 are currently issued and held by the Seller as treasury stock (the "TREASURY SHARES") and 7,014,000 are currently unissued (the "UNISSUED SHARES"), all as more specifically provided herein;

               NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF SHARES

            1.1. PURCHASE AND SALE. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the Common Shares, and, in consideration for the Common Shares, the Purchaser will deliver to the Seller (1) a note in the form of Appendix I to this Agreement in the principal amount of one hundred thirty-two million seventy-nine thousand nine hundred twenty-nine dollars and eighty-six cents ($132,079,929.86) (the "NOTE"), and (2) cash in the amount of $70.14 representing the aggregate par value of the Unissued Shares.

            1.2. CLOSING. The closing of the sale and purchase of the Common Shares hereunder (the "CLOSING") will be held at the offices of the Seller at 6:00 P.M., Houston, Texas time, on the date of execution and delivery of this Agreement by the Seller and the Purchaser, or at such other time, date and place as may be mutually agreed upon by the Seller and the Purchaser.

            1.3. DELIVERY AND PAYMENT. At the Closing, the Seller will deliver to the Purchaser a certificate representing the Common Shares, which certificate shall be registered in the name of the Trustee, or the name of its nominee, against payment by the Purchaser to the Seller of the aggregate consideration set forth in Section 1.1 therefor. The Seller will pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of the Common Shares.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Purchaser as follows:

            2.1. CORPORATE EXISTENCE AND AUTHORITY. The Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power to execute, deliver and perform this Agreement and (c) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            2.2. NO CONFLICT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (a) the Seller's certificate of incorporation or bylaws, (b) any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound or (c) any law, regulation, order, arbitration, award, judgment or decree applicable to the Seller.

            2.3. VALIDITY. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

            2.4. THE COMMON SHARES. The Common Shares have been duly authorized; the Treasury Shares have been duly issued and are held by the Seller as treasury stock; and when issued (in the case of the Unissued Shares) and sold as contemplated hereby, the Common Shares will be validly issued, fully paid and non-assessable shares of the Seller. No stockholder of the Seller has any preemptive or other subscription right to acquire any Common Shares. The Seller will convey to the Purchaser, on the date of Closing, good and valid title to the Common Shares free and clear of any liens, claims, security interests and encumbrances.

            2.5. BUSINESS AND FINANCIAL INFORMATION. Seller has heretofore delivered to the Purchaser copies of the audited consolidated balance sheets, statements of stockholders' equity, statements of operations and statements of cash flows of Seller and its subsidiaries as of and for the fiscal years ending December 31, 2000 and December 31, 1999 and the unaudited consolidated balance sheet, statement of stockholders' equity, statement of operations and statement of cash flows of Seller and its subsidiaries as of and for the nine months ending September 30, 2001 (including the related notes and schedules, the "SELLER FINANCIAL STATEMENTS"). The Seller Financial Statements fairly present the consolidated results of operations, changes in stockholders' equity and cash flows for the periods set forth therein and the consolidated financial position as at the dates thereof of Seller and its subsidiaries, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements and to normal year-end audit adjustments which in each case will not be material to Seller and its subsidiaries taken as a whole. Since December 31, 2001, Seller has filed with the Securities and Exchange Commission all forms, reports and documents required pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), and the Securities Exchange Act of 1934, as amended (the "1934 ACT"), to be filed by it (the "DISCLOSURE DOCUMENTS"). At the time filed, all of the Disclosure Documents complied as to form in all material respects with all applicable requirements of such Acts. None of the Disclosure Documents, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Seller as follows:

            3.1. AUTHORITY; VALIDITY. The Purchaser has full power and authority under the Trust to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. The Note has been duly authorized by the Trustee on behalf of the Trust and, upon the execution and delivery by the Trustee on behalf of the Trust, the Note will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

            3.2. NO CONFLICT. The execution and delivery of this Agreement do not, and the execution and delivery of the Note, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or constitute a default under (a) the terms of the Trust, (b) any agreement, indenture or other instrument to which the Trust is a party or by which the Trust or its assets may be bound or subject or (c) any law, regulation, order, arbitration award, judgment or decree applicable to the Trust.

                                  ARTICLE IV.

                RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

            4.1. RESTRICTED SECURITIES. The Purchaser acknowledges that the Purchaser is acquiring the Common Shares pursuant to a transaction exempt from registration under the 1933 Act. The Purchaser represents, warrants and agrees that all Common Shares acquired by the Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that the Purchaser will not dispose of any of the Common Shares, except that (a) the Trustee will convey or sell a portion of the Common Shares to fund the obligations of the Seller under certain plans as may be set forth in Schedule A to the Trust Agreement, and (b) the Trustee may dispose of any Common Shares as provided in the Trust Agreement, in each case, in compliance with all provisions of applicable federal and state law regulating the issuance, sale and distribution of securities and the Trust Agreement.

            4.2. LEGEND. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to Section 1.3 will bear a legend in substantially the following form:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

The Seller may place stop transfer orders against the registration of transfer of any share evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

                                   ARTICLE V.

                               COVENANTS OF SELLER

            The Seller agrees that:

            5.1. FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. Subsequent to the Closing, and for as long as the Common Shares are held by the Trust (unless the Trustee shall otherwise consent in writing), the Seller shall deliver to the Trustee each of the following:

                 (a) ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Seller, copies of the consolidated balance sheet of the Seller and its subsidiaries as of the close of such fiscal year and consolidated statements of operations, statements of stockholders' equity and statements of cash flow of the Seller and its subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of Arthur Andersen LLP, or of other independent public accountants of recognized national standing, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                 (b) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Seller to stockholders generally and of each regular or periodic report, registration statement or prospectus (other than any registration statement on Form S-8 and its related prospectus) filed by the Seller with the Securities and Exchange Commission or any successor agency; and

                 (c) OTHER INFORMATION. Such other information concerning the business, properties or financial condition of the Seller as the Trustee shall reasonably request.

The Seller will comply with all federal, state, local and foreign laws, regulations or orders, and all the rules of any stock exchange or similar entity which are applicable to it or to the conduct of its business, and, without limiting the generality of the foregoing, shall make such filings, distributions and disclosures as are required by the 1933 Act, the 1934 Act or any of the regulations, rules or orders promulgated thereunder, insofar as the failure to comply would materially and adversely affect the Seller and its subsidiaries taken as a whole. The Seller will maintain complete and accurate books, records and accounts in accordance with the requirements of Section 13(b)(2) under the 1934 Act.

            5.2. REGISTRATION; LISTING. If so requested by the Trustee, the Seller shall cause the Common Shares to be listed on the New York Stock Exchange, Inc. The Seller will, as promptly as practicable (but in any event within 75 days) after a request by the Trustee, prepare for filing at the Seller's expense a registration statement with the Securities and Exchange Commission sufficient to permit the public offering of such Common Shares in accordance with the terms of this Agreement, and the Seller will use its best efforts in all matters necessary or advisable to cause such registration statement to become effective as promptly as practicable and to remain effective for a reasonable period, all to the extent requisite to permit the sale or other disposition of such Common Shares. The Seller shall also use its best efforts to register or qualify the Common Shares so registered under the securities blue sky laws of such jurisdictions within the United States as the Trustee may reasonably request; provided, however, that the Seller shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified.

                                  ARTICLE VI.

                              CONDITIONS TO CLOSING

            6.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of Closing:

                 (a) The representations and warranties of the Seller set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Purchaser shall have been furnished with a certificate, dated the date of the Closing, to such effect, signed by an authorized officer of the Seller; and

                 (b) All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

            6.2. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to issue, sell and deliver the Common Shares to the Purchaser is subject to the satisfaction of the following conditions on the date of Closing:

                 (a) The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Seller shall have been furnished with a certificate dated the date of the Closing, to such effect, signed by an authorized officer of the Trustee; and

                 (b) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                                  MISCELLANEOUS

            7.1. EXPENSES. The Seller shall pay all of its expenses, and it shall pay the Purchaser's expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation the reasonable fees and expenses of the Trustee, its agents, representatives, counsel, financial advisors and consultants.

            7.2. SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Seller to the Purchaser in this Agreement shall survive the Closing.

            7.3. NOTICES. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:

                 (a) To the Seller:

                     Quanta Services, Inc.
                     1360 Post Oak Boulevard, Suite 2100
                     Houston, TX 77056
                     Attention:  General Counsel

                 (b) To the Purchaser:

                     Wachovia Bank, N.A.
                     One West Fourth Street, NC6251
                     Winston-Salem, NC 27012
                     Attention: Quanta Services Account Officer


Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

            7.4. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

            7.5. SUCCESSORS AND ASSIGNS; INTEGRATION; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, together with the Note, the Trust Agreement and any other written agreements between the Purchaser and the Seller executed and delivered on the date hereof, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, (b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise, except that the Trustee may assign all its rights hereunder to any corporation or other institution exercising trust powers in connection with any such institution assuming the duties of a trustee under the Trust.

            7.6. GOVERNING LAW; JURISDICTION AND VENUE. The laws of the State of Delaware shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law. The parties hereto irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives and agrees not to assert in any action or proceeding with respect to this Agreement, any claim (a) that it is not personally subject to the jurisdiction of the above-named courts for any reason,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts, or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

            7.7. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

            7.8. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Purchaser and the Seller.

            7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

            7.10. CERTAIN LIMITATIONS. The execution, delivery and performance by the Trustee of this Agreement have been, and will be, effected by the Trustee solely in its capacity as Trustee under the terms of the Trust and not in its individual or corporate capacity. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustee to the Seller or to any trustee, representative or other claimant by right of the Seller resulting from the Trustee's performance of its duties under the constituent instruments of the Trust, and no personal or corporate liability shall be asserted or enforceable against the Trustee by reason of any of the covenants, statements or representations contained in this Agreement.

            7.11. INCORPORATION. The terms and conditions of the Trust Agreement relating to the nature of the responsibilities of the Trustee and the indemnification of the Trustee by the Seller are incorporated herein by reference and made applicable to this Agreement.

               IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.



                                      QUANTA SERVICES, INC.


                                      By:  /s/ Dana A. Gordon
                                         ---------------------------------------
                                          Name:  Dana A. Gordon
                                          Title: VP - General Counsel



                                       WACHOVIA BANK, N.A.


                                       By:  /s/ John M. Smith, III
                                          --------------------------------------
                                           Name:  John M. Smith, III
                                           Title: Senior Vice President

                                                                      APPENDIX I


                                 PROMISSORY NOTE

$132,079,929.86                             March 13, 2002
Houston, Texas

            FOR VALUE RECEIVED, the undersigned, Wachovia Bank, N.A., not in its individual or corporate capacity but solely in its capacity as Trustee of the Quanta Services, Inc. Stock Employee Compensation Trust (the "TRUST") hereby promises on behalf of the Trust to pay to the order of Quanta Services, Inc., a Delaware corporation (the "COMPANY"), at the principal offices of the Company in Houston, Texas, or at such other place as the Company shall designate in writing, the aggregate principal amount of one hundred thirty-two million seventy-nine thousand nine hundred twenty-nine dollars and eighty-six cents ($132,079,929.86), as shown on Schedule A attached hereto as such may be amended from time to time, with interest in arrears thereon, as hereinafter provided.

            Principal shall be paid in installments in the amounts and on the dates set forth on the Maturity Schedule attached hereto as Schedule A, the last such installment due on January 1, 2017; provided, however, that this Note may be prepaid in whole or in part at any time without penalty; and provided further that the principal amount of this Note shall be deemed forgiven, if applicable, in accordance with Section 2.1 of the Trust. Interest on the unpaid principal balance, at an annual interest rate equal to 6.50%, shall be paid quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing April 1, 2002, and shall be calculated on the basis of a 360-day year of 30-day months. Whenever any payment falls due on a Saturday, Sunday or public holiday, such payment shall be made on the next succeeding business day.

            This Note shall be construed under the laws of the State of Delaware.

            The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of Common Stock, $0.00001 par value, of the Company.

            This Note may not be assigned by the Company, other than by operation of law, without the prior express written consent of the undersigned.

            The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. The Trustee is entering into this Agreement not in its individual or corporate capacity but solely as Trustee, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this Agreement.

                                    WACHOVIA BANK, N.A.,
                                    on behalf of the QUANTA SERVICES, INC. STOCK
                                    EMPLOYEE COMPENSATION TRUST


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE A


                                MATURITY SCHEDULE



   Date     Principal      Interest     Amount          Date     Principal      Interest     Amount
 ------------------------------------------------     ------------------------------------------------

 04/01/02   1,750,000      1,073,149    2,823,149     10/01/09   1,750,000      1,293,174    3,043,174
 07/01/02   1,750,000      2,117,861    3,867,861     01/01/10   1,750,000      1,264,736    3,014,736
 10/01/02   1,750,000      2,089,424    3,839,424     04/01/10   1,750,000      1,236,299    2,986,299
 01/01/03   1,750,000      2,060,986    3,810,986     07/01/10   1,750,000      1,207,861    2,957,861
 04/01/03   1,750,000      2,032,549    3,782,549     10/01/10   1,750,000      1,179,424    2,929,424
 07/01/03   1,750,000      2,004,111    3,754,111     01/01/11   1,750,000      1,150,986    2,900,986
 10/01/03   1,750,000      1,975,674    3,725,674     04/01/11   1,750,000      1,122,549    2,872,549
 01/01/04   1,750,000      1,947,236    3,697,236     07/01/11   1,750,000      1,094,111    2,844,111
 04/01/04   1,750,000      1,918,799    3,668,799     10/01/11   1,750,000      1,065,674    2,815,674
 07/01/04   1,750,000      1,890,361    3,640,361     01/01/12   1,750,000      1,037,236    2,787,236
 10/01/04   1,750,000      1,861,924    3,611,924     04/01/12   3,103,996      1,008,799    4,112,795
 01/01/05   1,750,000      1,833,486    3,583,486     07/01/12   3,103,996      958,359      4,062,355
 04/01/05   1,750,000      1,805,049    3,555,049     10/01/12   3,103,996      907,919      4,011,915
 07/01/05   1,750,000      1,776,611    3,526,611     01/01/13   3,103,996      857,479      3,961,476
 10/01/05   1,750,000      1,748,174    3,498,174     04/01/13   3,103,996      807,039      3,911,036
 01/01/06   1,750,000      1,719,736    3,469,736     07/01/13   3,103,996      756,599      3,860,596
 04/01/06   1,750,000      1,691,299    3,441,299     10/01/13   3,103,996      706,159      3,810,156
 07/01/06   1,750,000      1,662,861    3,412,861     01/01/14   3,103,996      655,719      3,759,716
 10/01/06   1,750,000      1,634,424    3,384,424     04/01/14   3,103,996      605,279      3,709,276
 01/01/07   1,750,000      1,605,986    3,355,986     07/01/14   3,103,996      554,839      3,658,836
 04/01/07   1,750,000      1,577,549    3,327,549     10/01/14   3,103,996      504,399      3,608,396
 07/01/07   1,750,000      1,549,111    3,299,111     01/01/15   3,103,996      453,959      3,557,956
 10/01/07   1,750,000      1,520,674    3,270,674     04/01/15   3,103,996      403,520      3,507,516
 01/01/08   1,750,000      1,492,236    3,242,236     07/01/15   3,103,996      353,080      3,457,076
 04/01/08   1,750,000      1,463,799    3,213,799     10/01/15   3,103,996      302,640      3,406,636
 07/01/08   1,750,000      1,435,361    3,185,361     01/01/16   3,103,996      252,200      3,356,196
 10/01/08   1,750,000      1,406,924    3,156,924     04/01/16   3,103,996      201,760      3,305,756
 01/01/09   1,750,000      1,378,486    3,128,486     07/01/16   3,103,996      151,320      3,255,316
 04/01/09   1,750,000      1,350,049    3,100,049     10/01/16   3,103,996      100,880      3,204,876
 07/01/09   1,750,000      1,321,611    3,071,611     01/01/17   3,103,995.86   50,439.93    3,154,435.79
